Exhibit 99.1

Telesis Bio Announces Closing of $28.0 Million Private Placement of Preferred Stock

And Warrants to Purchase an Additional $46.2 Million of Common Stock

SAN DIEGO, June 5, 2023 (GLOBE NEWSWIRE) — Telesis Bio Inc. (NASDAQ: TBIO), a leader in molecular biology automation solutions for multi-omic and synthetic biology applications, today announced the closing of its private placement of redeemable convertible preferred stock and warrants resulting in initial gross proceeds of $28.0 million to Telesis Bio. The warrants issued in the private placement will provide Telesis Bio with approximately $46.2 million in additional gross proceeds if they are cash exercised.

The financing was led by Novalis LifeSciences LLC with participation from Northpond Ventures, BroadOak Capital Partners and M-185 Corporation, an affiliate of the Company’s Chief Executive Officer and Founder, Todd R. Nelson, PhD.

The Company also announced the appointment of Paul Meister, a partner at Novalis LifeSciences LLC, to the Company’s board of directors immediately following the closing.

Please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission for the complete terms of the financing.

The Company intends to use the proceeds from the financing for general corporate purposes.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

H.C. Wainwright & Co. acted as a financial advisor for the private placement.

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. The award-winning BioXp® system consolidates, automates, and optimizes the entire synthesis, cloning and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com.

Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

About Novalis LifeSciences

Novalis LifeSciences is a boutique investment and advisory firm for the Life Science industry. With a team of experienced operating executives from the industry, Novalis funds and advises visionary Life Science entrepreneurs. For more information visit www.novalislifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements and guidance regarding the anticipated use of proceeds from the financing, as well as statements regarding the future release and success of new and existing products and services. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (SEC) on March 22, 2023, as amended on May 17, 2023 and in our Quarterly Report on Form 10-Q, which was filed with the SEC on May 12, 2023. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.

Contact:

Jen Carroll

Vice President of Investor Relations

jen.carroll@telesisbio.com